2004-A COMMON STOCK
                             SUBSCRIPTION AGREEMENT


USA TECHNOLOGIES, INC.
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
Attn: George R. Jensen, Jr.,
      Chief Executive Officer

Dear Mr. Jensen:

      I understand that the Company is offering for sale (the "Offering") up to 35,000,000 shares of Common Stock of the Company ("Common Stock") at a price of $.15 per share.

      The Offering will terminate on April 30, 2004, unless extended by the Company for up to thirty additional days. There is no minimum offering amount, and all subscription proceeds would be placed directly into the bank accounts of the Company as subscription funds are received. If all of the Common Stock offered in the private placement is sold, the Company would receive gross proceeds of $5,250,000. The Company reserves the right to increase the amount of Common Stock sold in this Offering and to extend the termination date of the Offering at any time and from time to time without notice to the undersigned.

      Promptly following the termination of the Offering, the Company shall file (expected to be filed on or before June 30, 2004) and use its best efforts to have declared effective, an appropriate registration statement with the Securities and Exchange Commission registering all of the shares of Common Stock for resale under the Securities Act of 1933, as amended (the "Act"). The Company shall use its best efforts to keep the registration statement current and effective for a period of two years from the completion date of the Offering.

      For a period of six months following the termination of this Offering, the Company shall not sell Equity Securities for a price per share of less than fifteen cents ($.15)(subject to equitable adjustment for stock splits or stock combinations or other stock reorganizations). For purposes hereof, "Equity Securities" shall mean either Common Stock or any debt or equity securities

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which are convertible into,  exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock. The restrictions of this paragraph shall not apply to (i) any transaction involving issuances of securities in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or (ii) in connection with the disposition or acquisition of a business, product or license by the Company or
(iii) to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities (including notes) outstanding as of April 16, 2004, or (iv) to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or stock plan for the benefit of the Company's employees, directors or consultants or under any Employee Benefit Plan (as defined in Rule 405 of the Act).

      1. Subscription. The undersigned hereby subscribes to purchase the number of shares of Common Stock indicated below in accordance with the terms and conditions of the Offering Materials (as defined below). I understand that this subscription may be rejected at the discretion of the Company, in whole or in part, and that I must qualify as an "accredited investor" under Regulation D, as promulgated by the Securities and Exchange Commission ("SEC" or "Commission") under the Act.

      2. Verification of Suitability and Status as "Accredited Investor" under Regulation D. I understand that in order to subscribe for the Common Stock in the Offering, I must be an "accredited investor" as defined in Rule 501 of Regulation D under the Act and hereby represent and warrant to the Company that I am an "accredited investor." In this regard, the undersigned is an "accredited investor" by virtue of qualifying under one of the following categories (check appropriate item):

            the undersigned is a natural person whose individual net worth with that person's spouse (if married), at the time of purchase exceeds $1,000,000; or

            the undersigned is a natural person who had an individual income in excess of $200,000 during each of the last two calendar years, or joint income with that person's spouse (if married) in excess of

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            $300,000 in each of those years, and has a reasonable expectation of reaching the same income level during the current calendar year; or

            the undersigned is a corporation or partnership not formed for the purpose of investing in the Company with total assets in excess of $5,000,000; or

            the undersigned is an investment company registered under the Investment Company Act of 1940; or

            the undersigned is an entity in which all the equity owners are accredited investors.

      3. Representations by Undersigned. The undersigned represents and warrants to the Company as follows:

      (a) I have received, read and understand the provisions of each of the following: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003; (ii) the Company's Amendment No. 1 to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on December 19, 2003 (File No. 333-110148); (iii) the Risk Factors section incorporated by reference herein in Section 3(i) hereof;
      (iv) the Company's  Form 10-QSB for the quarter ended  September 30, 2003;
      (v) the  Company's  Form 10-QSB for the quarter  ended  December 31, 2003;
      (vi) the definitive proxy statement of the Company filed with the SEC on December 15, 2003, and (vii) any report, form, or schedule filed by the Company with the SEC under the Securities Exchange Act of 1934 on or prior to the date of execution hereof by the undersigned. I understand that all of the foregoing together with this Subscription Agreement shall be referred to herein as "Offering Materials".

      (b) I have relied only upon the information presented and contained in the Offering Materials. I have had the opportunity to ask of the person or persons acting on behalf of the Company any and all relevant questions in connection with any aspect of the Company including, but not limited to, the Common Stock offered by the Offering Materials and have received answers which I consider to be reasonably responsive to such questions. I

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      have  had the  opportunity  to  verify  the  accuracy  of the  information contained in the Offering Materials.

      (c) I understand that I am subscribing for the Common Stock without being furnished any literature or prospectus in connection with the Offering other than the Offering Materials, and that the Offering of the Common Stock presented in the Offering Materials will not have been scrutinized by the securities administrator or similar bureau, agency, or department of the state of my residence.

      (d) I understand (i) that the Common Stock has not been registered under the Act or registered or qualified under the securities laws of the state of my residence, (ii) except as provided above, that I have no right to require such registration or qualification, and (iii) that therefore I must bear the economic risk of the investment for an indefinite period of time because the Common Stock may not be sold unless so registered or qualified or unless an exemption from such registration and qualification is available.

      Although the Company has agreed to use its best efforts to register for resale the Common Stock with the SEC, and to use its best efforts to keep such registration statement current and effective, there can be no assurance that such efforts will be successful. In any such event, the Common Stock would not be registered for resale under the Act, and could only be sold by the holder in reliance upon exemptions from registration under the Act.

      (e) The Common Stock is being purchased for my own account for investment purposes only and not for the interest of any other person and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Although the Common Stock is currently traded on the OTC Bulletin Board under the symbol USTT, I also understand that there may not be any established public trading market for the sale of such securities.

      (f) I am able to bear the economic risks related to purchase of the Common Stock for an indefinite period of time (i.e., I am able to afford a complete loss of the Common Stock I am subscribing to purchase).

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      (g) My overall  commitment to investments which are not readily marketable is not disproportionate to my net worth and my investment in the Company will not cause such overall commitment to become excessive.

      (h) I have adequate means of providing for my current needs and possible personal contingencies. I have no need for liquidity of the Common Stock subscribed to be purchased hereby and have no reason to anticipate any change in my personal circumstances, financial or otherwise, which might cause or require any sale or distribution of such Common Stock subscribed to be purchased.

      (i) I recognize that the purchase of the Common Stock involves a high degree of risk including those special risks set forth under the caption "Risk Factors" and "Forward Looking Statements" in Amendment No. 1 to the Form SB-2 Registration Statement of the Company filed with the Commission on December 19, 2003 (No. 333-110148) all of which are incorporated herein by reference.

      (j) I understand that my right to transfer the Common Stock will be restricted as set forth on the certificate evidencing the Common Stock. Such restrictions include provisions against transfer unless such transfer is not in violation of the Act, or applicable state securities laws (including investor suitability standards).

      (k) All information which I have provided to the Company including, but not limited to, my Social Security or tax identification number, my financial position, and status as an accredited investor, and my knowledge of financial and business matters is true, correct and complete as of the date of execution of this Subscription Agreement. I undertake to provide promptly to the Company written notice of any material changes in my financial position or otherwise and such information will be true, correct and complete as of the date given. I understand that the Company will rely in a material degree upon the representations contained herein.

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      (l) The undersigned  maintains a domicile or business at the address shown on the signature page of this Subscription Agreement, at which address the undersigned has subscribed for the Common Stock.

      (m) I understand that a legend may be placed on any stock certificate representing the Common Stock substantially to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

      (n) I understand that the Company may require me to meet additional suitability standards if it deems it necessary or advisable to comply with any applicable state securities or other laws.

      4. Transferability of Subscription. The undersigned agrees not to transfer or assign this Subscription Agreement, or any of the undersigned's interest herein without the prior written consent of the Company.

      5. Revocation. The undersigned agrees that the undersigned shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned.

      6. Common Stock Subscription. The undersigned hereby subscribes at $.15 per share for shares of Common Stock of USA Technologies, Inc., and agrees to pay _________________ Dollars ($________) in full payment therefor by check delivered herewith made payable to "USA Technologies, Inc." or by wire transfer of immediately available funds to the Company. The Company shall deliver to the undersigned at the address indicated below a certificate registered in the name

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of the undersigned representing the shares of Common Stock subscribed for by the undersigned.

      The Company may reject this offer in whole or in part by refunding all or any portion of the subscription monies paid thereon. This Subscription Agreement, upon acceptance by the Company shall be binding upon the heirs, executors, administrators and successors of the undersigned. The undersigned hereby represents that the undersigned has read this entire Subscription Agreement and Offering Materials.

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      IN  WITNESS  WHEREOF,  the  undersigned  has  executed  this  Subscription
Agreement on this day of , 2004.

#1                                      #2

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Signature                               Signature


#1                                      #2

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Witness                                 Witness


Investor #1 Print or Type Name          Investor #2 Print or Type Name

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Occupation     Telephone No.            Occupation     Telephone No.


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Telephone No. (Residence)               Telephone No. (Residence)

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Social Security or Tax I.D. No.         Social Security or Tax I.D. No.

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Street Address                          Street Address

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City            State    Zip            City             State     Zip

                                        ACCEPTED:

                                        USA TECHNOLOGIES, INC.


Dated:                                  By:
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